                                                                    EXHIBIT 25.1


                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305 (b)(2) [ ]

                             -----------------------

                    STATE STREET BANK AND TRUST COMPANY, N.A.

               (Exact name of trustee as specified in its charter)


UNITED STATES                                                13-3191724
(Jurisdiction of incorporation or organization               (I.R.S. Employer
if not a U.S. national bank)                                 Identification No.)

61 BROADWAY, 15TH FLOOR, NEW YORK, NEW YORK                  10006
(Address of principal executive offices)                     (Zip code)


                             -----------------------

                          INSIGHT HEALTH SERVICES CORP.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                     33-0702770
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

4400 MACARTHUR BLVD., NEWPORT BEACH, CA                      92660
(Address of principal executive offices)                     (Zip code)

                          TABLE OF ADDITIONAL OBLIGORS


                                                      STATE OR OTHER
                                                      JURISDICTION OF
                                                      INCORPORATION OR    I.R.S. EMPLOYER
EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER     ORGANIZATION        IDENTIFICATION NO.
-------------------------------------------------     ------------        ------------------
InSight Health Services Holdings Corp.                Delaware            04-3570028

InSight Health Corp.                                  Delaware            52-1278857

Signal Medical Services, Inc.                         Delaware            33-0802413

Open MRI, Inc.                                        Delaware            94-3251529

Maxum Health Corp.                                    Delaware            75-2287276

Radiosurgery Centers, Inc.                            Delaware            33-0522445

Maxum Health Services Corp.                           Delaware            75-2135957

MRI Associates, L.P.                                  Indiana             35-1881106

Maxum Health Services of North Texas, Inc.            Texas               75-2435797

Maxum Health Services of Dallas, Inc.                 Texas               75-2615132

NDDC, Inc.                                            Texas               75-2407830

Diagnostic Solutions Corp.                            Delaware            75-2565249

Wilkes-Barre Imaging, L.L.C.                          Pennsylvania        52-2238781


 The address, including zip code, of the principal executive offices of each of the additional obligors are as follows:


OBLIGOR                                    ADDRESS                               ZIP CODE
-------                                    -------                               --------
InSight Health Services Holdings Corp.     c/o J.W. Childs Associates, L.P.      021999
                                           111 Huntington Avenue, Suite 2900
                                           Boston, Massachusetts

InSight Health Corp.                       c/o InSight Health Services Corp.     92660
                                           4400 MacArthur Blvd.
                                           Newport Beach, California

Signal Medical Services, Inc.              c/o InSight Health Services Corp.     92660
                                           4400 MacArthur Blvd.
                                           Newport Beach, California

Open MRI, Inc.                             c/o InSight Health Services Corp.     92660
                                           4400 MacArthur Blvd.

OBLIGOR                                    ADDRESS                               ZIP CODE
-------                                    -------                               --------
                                           Newport Beach, California

OBLIGOR                                      ADDRESS                                 ZIP CODE
-------                                      -------                                 --------
Maxum Health Corp.                           c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Radiosurgery Centers, Inc.                   c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Maxum Health Services Corp.                  c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

MRI Associates, L.P.                         c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Maxum Health Services of North Texas, Inc.   c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Maxum Health Services of Dallas, Inc.        c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

NDDC, Inc.                                   c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Diagnostic Solutions Corp.                   c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

Wilkes-Barre Imaging, L.L.C.                 c/o InSight Health Services Corp.       92660
                                             4400 MacArthur Blvd.
                                             Newport Beach, California

                    9 7/8% SENIOR SUBORDINATED NOTES DUE 2011
                       (Title of the indenture securities)

1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


         Office of the Comptroller of the Currency              Washington, D.C.

         Federal Deposit Insurance Corporation                  Washington, D.C.


         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH THE OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee or of its parent, State Street Bank and Trust Company. (See Notes).

16.      LIST OF EXHIBITS.

         LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

         Items 1 through 5 below were filed with and are incorporated by reference to the Form T-1 in Registration Statement No. 333-53759 filed by Columbus McKinnon Corporation effective July 1, 1998:

                  1.       Copy of the articles of association of the trustee.

                  2. Copy of the certificate of authority of the trustee to commence business.

                  3. Copy of the authorization of the trustee to exercise corporate trust powers.

                  4.       Copy of the existing by-laws of the trustee.

                  5. The consent of trustee as required by Section 321(b) of the Act.

                  6. Copy of the latest report of condition of the trustee filed pursuant to law or the requirements of its supervising or examining authority filed as Exhibit A.



                                      NOTES

In answering any item of this Statement of Eligibility that relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22 day of March, 2002.



                                       STATE STREET BANK AND TRUST COMPANY, N.A.





                                       By: /s/ Cheryl Clarke
                                          ___________________________
                                             Name: Cheryl Clarke
                                             Title: Assistant Secretary

                                    Exhibit A



State Street Ban and Trust Company,
National Association
61 BROADWAY                                          FFIEC 041
NEW YORK CITY ,  NY  10006                Consolidated Report of Condition
FDIC Certificate Number:  24938                for September 30, 2001


            Web Address as of: 11/21/2001 http://www.statestreet.com
               THE WEB ADDRESS IS AS PROVIDED BY THE INSTITUTION.
    PLEASE CONTACT THE INSTITUTION DIRECTLY WITH ANY QUESTIONS REGARDING THE
                            DATA OR THE WEB ADDRESS.

                            Information Page | Search

Consolidated Report of Condition for Insured Commercial and State - Chartered Savings Banks for September 30, 2001


All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC -- Balance Sheet


                                               DOLLAR AMOUNTS IN THOUSANDS
ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A)
             a. Noninterest-bearing balances and currency and coin(1)               RCON 0081        19,233
             b. Interest-bearing balances(2)                                        RCON 0071             0

   2. Securities:
             a. Held-to-maturity securities (from Schedule RC-B, column A)          RCON 1754             0
             b. Available-for-sale securities (from Schedule RC-B, column D)        RCON 1773             0

   3. Federal funds sold and securities purchased under agreements to resell        RCON 1350             0

   4. Loans and lease financing receivables (from Schedule RC-C):
             a. LOANS AND LEASES HELD FOR SALE                                      RCON 5369             0

                                    Exhibit A


             b. LOANS AND LEASES, NET OF UNEARNED INCOME                            RCON B528             0
             c. LESS: Allowance for loan and lease losses                           RCON 3123             0
             d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (item 4.b
                minus 4.c)                                                          RCON B529             0

   5. Trading assets (from Schedule RC-D)                                           RCON 3545             0

   6. Premises and fixed assets (including capitalized leases)                      RCON 2145           581

   7. Other real estate owned (from Schedule RC-M)                                  RCON 2150             0

   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                RCON 2130             0

   9. Customers' liability to this bank on acceptances outstanding                  RCON 2155             0

  10. Intangible assets:
             a. GOODWILL                                                            RCON 3163             0
             b. OTHER INTANGIBLE ASSETS (from Schedule RC-M)                        RCON 0426             0

  11. Other assets (from Schedule RC-F)                                             RCON 2160         1,441

  12. Total assets (sum of items 1 through 11)                                      RCON 2170        21,255


LIABILITIES

  13. Deposits:
             a. In domestic offices (sum of totals of columns A and C from
                Schedule RC-E)                                                      RCON 2200             0
                (1) Noninterest-bearing(3)                                            RCON 6631             0
                (2) Interest-bearing                                                RCON 6636             0
             b. Not applicable

  14. Federal funds purchased and securities sold under agreements to repurchase    RCON 2800             0

  15. Trading liabilities (from Schedule RC-D)                                      RCON 3548             0

  16. OTHER BORROWED MONEY (includes mortgage indebtedness and obligations under
      capitalized leases) (from Schedule RC-M)                                      RCON 3190             0

  17. Not applicable

  18. Bank's liability on acceptances executed and outstanding                      RCON 2920             0

  19. Subordinated notes and debentures(4)                                            RCON 3200             0

  20. Other liabilities (from Schedule RC-G)                                        RCON 2930         7,864

                                    Exhibit A



  21. Total liabilities (sum of items 13 through 20)                                RCON 2948         7,864

  22. MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES                                RCON 3000             0
EQUITY CAPITAL

  23. Perpetual preferred stock and related surplus                                 RCON 3838             0

  24. Common stock                                                                  RCON 3230           500

  25. Surplus (exclude all surplus related to preferred stock)                      RCON 3839         2,000

  26.        a. Retained earnings                                                   RCON 3632        10,891
             b. ACCUMULATED OTHER COMPREHENSIVE INCOME(5)                           RCON B530             0

  27. OTHER EQUITY CAPITAL COMPONENTS(6)                                            RCON A130             0

  28. Total equity capital (sum of items 23 through 27)                             RCON 3210        13,391

  29. Total liabilities, minority interest, and equity capital (sum of items 21,
      22, and 28)                                                                   RCON 3300        21,255

Memorandum

TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.

   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
      the bank by independent external auditors as of any date during 2000         RCON 6724           N/A


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =   Review of the bank's financial statements by external auditors

7 =   Compilation of the bank's financial statements by external auditors

8 =   Other audit procedures (excluding tax preparation work)

9 = No external audit work


---------------------------
  1 Includes cash items in process of collection and unposted debits.
  2 Includes time certificates of deposit not held for trading.
  3 Includes total demand deposits and noninterest-bearing time and savings deposits.
  4 Includes limited-life preferred stock and related surplus.
  5 Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
  6 Includes treasury stock and unearned Employee Stock Ownership Plan shares.